Exhibit 99.1

B. Riley Financial Reports Second Quarter 2015 Results

•	Record Quarterly Revenue of $45.5M Drives Adjusted EBITDA of $15.5M and Net Income of $8.7M or $0.53 per Diluted Share

•	Dividend of $0.20 per Share Declared for Stockholders of Record as of August 25, 2015

LOS ANGELES – August 10, 2015 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Operational Highlights

•      Completed retail liquidation transactions for Target Canada, Schoenenreus and CACHE stores.

•      Capital Markets segment revenue increased to $13.7 million, representing an 82% increase over the proforma segment revenue for the prior-year period.

•      Great American Capital Partners led a $17.5 million senior secured term loan financing to Hancock Fabrics.

Second Quarter 2015 Financial Results

Total revenues for the second quarter of 2015 were a record $45.5 million, which represented an increase of 204% compared to $15.0 million in the same year-ago period. The substantial improvement was primarily attributable to the increase in income from operations from the company’s auction and liquidation segment, as well as the inclusion of B. Riley & Co.’s full quarter results in the second quarter of 2015. The total revenue of $45.5 million in the second quarter represented an increase of 106% compared to proforma revenue of $22.1 million in the year-ago period, which includes a full quarter of B. Riley & Co.’s results.

•	Capital Markets Segment: B. Riley & Co.’s investment banking, wealth management, and sales and trading revenue totaled $13.7 million, and generated $4.1 million of segment income. This compares to revenue of $367,000 and a loss of $163,000 in the year-ago period, which included results for B. Riley & Co.’s operations from June 18, 2014 to June 30, 2014. The $13.7 million of segment revenue represents an increase of 82% over proforma segment revenue of $7.5 million in the year-ago period, which includes a full quarter of B. Riley & Co. results.

•	Valuation and Appraisal Segment: Revenue was $7.8 million compared to $8.5 million in the same year-ago period. Segment income for the quarter totaled $2.3 million, a decrease of 2% compared to $2.3 million from the year-ago period.

•	Auction and Liquidation Segment: Revenue totaled $24.0 million, an increase from $6.1 million in the same year-ago period. Revenue from the sale of goods was $6.0 million compared to none in the same year-ago period. Segment income for the quarter totaled $11.9 million, a significant increase from $629,000 in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) for the second quarter of 2015 increased to $15.5 million from $2.9 million in the same year-ago period (see “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term).

Net income for the second quarter of 2015 totaled $8.7 million or $0.53 per diluted share, an improvement from a net loss of $0.8 million or $(0.16) per diluted share in the same year-ago period.

At June 30, 2015, the company had $42.1 million of unrestricted cash, $0.5 million of restricted cash, and $5.6 million of net investments in securities. Shareholder equity at June 30, 2015 totaled $112.5 million.

Declaration of Dividend

The company’s board of directors approved a $0.20 per share dividend, which will be paid on or about September 10, 2015 to stockholders of record as of August 25, 2015.

Management Commentary

“Q2 was a record quarter for B. Riley Financial,” said the company’s chairman and CEO, Bryant Riley. “Our strong financial performance was driven by a number of key factors, including the completion of several large retail liquidation projects, as well as continued momentum in our investment banking and sales and trading practices. Our solid results also demonstrate the earnings power of our platform, as well as our ability to capture synergies, further diversify our revenue base, and capitalize on attractive opportunities in our capital markets and liquidation businesses.

“During Q2, we continued to grow our business by expanding our portfolio of services and team of professionals. This included launching our direct lending platform, GA Capital Partners; the bolstering of our technology banking practice, with the addition of the J. Moore team; and the integration of MK Capital Advisors, which was rebranded as B. Riley Wealth Management. We plan to continue to selectively pursue opportunities that we believe provide synergistic benefits to our overall company.

“We are encouraged by the results we were able to achieve in the first half of the year. We will continue to focus on increasing our recurring revenue streams, maintaining operating discipline, and opportunistically creating outsized opportunities.”

Conference Call

B. Riley Financial will host an investor conference call today (August 10, 2015) at 4:30 p.m. Eastern time. The company’s chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 877-407-0789

International Number: 201-689-8562

The conference call will be broadcasted live and available for replay via the investor relations section of the company’s website at http://ir.brileyfin.com.

A replay of the call will be available after 7:30 p.m. Eastern time through August 17, 2015.

Toll-Free Replay Number: 877-870-5176

International Replay Number: 858-384-5517

Replay ID: 13616485

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, asset disposition and auction solutions, and commercial lending services; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formally MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, the timing of completion of significant engagements, and those risks described from time to time in B. Riley Financial's filings with the SEC, including, without limitation, the risks described in B. Riley Financial's (f/k/a Great American Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2014 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, pro forma financial information and proforma adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings "Adjusted EBITDA and Pro Forma EBITDA Reconciliation" and “Pro Forma Financial Information.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,128	$21,600
Restricted cash	502	7,657
Securities owned, at fair value	13,682	17,955
Accounts receivable, net	23,424	10,098
Advances against customer contracts	3,146	16,303
Due from related parties	1,097	—
Goods held for sale or auction	39	4,117
Deferred income taxes	4,645	6,420
Prepaid expenses and other current assets	1,229	3,795
Total current assets	89,892	87,945
Property and equipment, net	729	776
Goodwill	34,528	27,557
Other intangible assets, net	4,991	2,799
Deferred income taxes	15,457	19,181
Other assets	1,748	732
Total assets	$147,345	$138,990
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$21,071	$12,233
Due to related parties	—	213
Auction and liquidation proceeds payable	—	665
Securities sold not yet purchased	8,057	746
Mandatorily redeemable noncontrolling interests	2,617	2,922
Asset based credit facility	—	18,506
Revolving credit facility	127	56
Notes payable	—	6,570
Contingent consideration - current portion	1,195	—
Total current liabilities	33,067	41,911
Contingent consideration, net of current portion	1,107	—
Total liabilities	34,174	41,911
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 16,305,236 and 15,968,607 issued and outstanding as of June 30, 2015 and December 31, 2014,
respectively	2	2
Additional paid-in capital	115,671	110,598
Retained earnings (deficit)	(2,523)	(12,891)
Accumulated other comprehensive income (loss)	(656)	(648)
Total B. Riley Financial, Inc. stockholders' equity (deficit)	112,494	97,061
Noncontrolling interests	677	18
Total equity (deficit)	113,171	97,079
Total liabilities and equity (deficit)	$147,345	$138,990

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Services and fees	$39,442	$14,947	$61,026	$27,332
Sale of goods	6,019	—	10,466	9,268
Total revenues	45,461	14,947	71,492	36,600
Operating expenses:
Direct cost of services	8,931	5,807	15,317	11,866
Cost of goods sold	2,181	—	3,071	9,064
Selling, general and administrative	19,679	10,196	32,973	17,984
Total operating expenses	30,791	16,003	51,361	38,914
Operating income (loss)	14,670	(1,056)	20,131	(2,314)
Other income (expense):
Interest income	3	4	5	6
Interest expense	(419)	(449)	(671)	(1,077)
Income (loss) before income taxes	14,254	(1,501)	19,465	(3,385)
(Provision) benefit for income taxes	(5,685)	594	(7,460)	1,408
Net income (loss)	8,569	(907)	12,005	(1,977)
Net income (loss) attributable to noncontrolling interests	(95)	(130)	659	134
Net income (loss) attributable to B. Riley Financial, Inc.	$8,664	$(777)	$11,346	$(2,111)
Basic earnings (loss) per share	$0.53	$(0.16)	$0.70	$(0.66)
Diluted earnings (loss) per share	$0.53	$(0.16)	$0.70	$(0.66)
Weighted average basic shares outstanding	16,237,860	4,972,203	16,177,824	3,212,929
Weighted average diluted shares outstanding	16,310,829	4,972,203	16,236,748	3,212,929

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$12,005	$(1,977)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	421	264
Provision for credit losses	255	33
Share based payments	416	—
Effect of foreign currency on operations	5	(44)
Non-cash interest	73	—
Deferred income taxes	5,499	(1,410)
Income allocated to mandatorily redeemable noncontrolling interests
and redeemable noncontrolling interests	1,116	1,281
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(439)	(2,621)
Lease finance receivable	—	107
Due from related party	(1,310)	(288)
Securities owned	4,273	(1,110)
Goods held for sale or auction	52	9,058
Prepaid expenses and other assets	(1,414)	(459)
Accounts payable and accrued expenses	9,218	(2,531)
Securities sold, not yet purchased	7,311	5,567
Auction and liquidation proceeds payable	(665)	—
Net cash provided by operating activities	36,816	5,870
Cash flows from investing activities:
Acquisition of MK Capital, net of cash acquired of $49	(2,451)	—
Purchases of property and equipment	(171)	(42)
Proceeds from sale of property and equipment	4	—
Decrease in note receivable - related party	—	1,200
Cash acquired in acquisition of B. Riley & Co., Inc.	—	2,491
Decrease in restricted cash	7,155	243
Net cash (used in) provided by investing activities	4,537	3,892
Cash flows from financing activities:
Repayment of asset based credit facility	(18,506)	(5,710)
Proceeds from revolving line of credit	71	1,019
Proceeds from note payable - related party	4,500	—
Repayment of note payable - related party	(4,500)	—
Repayment of notes payable and long-term debt	—	(30,925)
Proceeds from issuance of common stock	—	51,240
Dividends paid	(978)	—
Distribution to mandatorily redeemable noncontrolling interests	(1,421)	(1,249)
Net cash (used in) provided by financing activities	(20,834)	14,375
Increase in cash and cash equivalents	20,519	24,137
Effect of foreign currency on cash	9	39
Net increase in cash and cash equivalents	20,528	24,176
Cash and cash equivalents, beginning of period	21,600	18,867
Cash and cash equivalents, end of period	$42,128	$43,043
Supplemental disclosures:
Interest paid	$413	$1,107
Taxes paid	$695	$2

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
Segment Financial Information
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Auction and Liquidation reportable segment:
Revenues - Services and fees	$18,012	$6,085	$23,134	$11,230
Revenues - Sale of goods	6,019	—	10,466	9,268
Total revenues	24,031	6,085	33,600	20,498
Direct cost of services	(5,337)	(2,333)	(8,920)	(5,038)
Cost of goods sold	(2,181)	—	(3,071)	(9,064)
Selling, general, and administrative expenses	(4,500)	(3,092)	(6,465)	(5,832)
Depreciation and amortization	(93)	(31)	(102)	(73)
Segment income	11,920	629	15,042	491
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,773	8,495	15,027	15,735
Direct cost of services	(3,594)	(3,474)	(6,397)	(6,828)
Selling, general, and administrative expenses	(1,854)	(2,638)	(4,434)	(5,213)
Depreciation and amortization	(35)	(38)	(69)	(76)
Segment income	2,290	2,345	4,127	3,618
Capital markets reportable segment:
Revenues - Services and fees	13,657	367	22,865	367
Selling, general, and administrative expenses	(9,429)	(519)	(15,924)	(519)
Depreciation and amortization	(143)	(11)	(250)	(11)
Segment income (loss)	4,085	(163)	6,691	(163)
Consolidated operating income from reportable
segments	18,295	2,811	25,860	3,946
Corporate and other expenses	(3,625)	(3,867)	(5,729)	(6,260)
Interest income	3	4	5	6
Interest expense	(419)	(449)	(671)	(1,077)
Income (loss) before income taxes	14,254	(1,501)	19,465	(3,385)
(Provision) benefit for income taxes	(5,685)	594	(7,460)	1,408
Net income (loss)	8,569	(907)	12,005	(1,977)
Net (loss) income attributable to noncontrolling interests	(95)	(130)	659	134
Net income (loss) attributable to B. Riley Financial, Inc.	$8,664	$(777)	$11,346	$(2,111)

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
Adjusted EBITDA And Proforma Adjusted EBITDA Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:
Net income (loss) as reported	$8,664	$(777)	$11,346	$(2,111)
Adjustments:
Provision (benefit) for income taxes	5,685	(593)	7,460	(1,407)
Interest expense	418	449	671	1,077
Interest income	(3)	(4)	(5)	(6)
Depreciation and amortization	226	133	421	264
Share based payments	466	—	466	—
Transaction costs related to B. Riley & Co., Inc. acquisition	—	995	—	995
Severance costs and compensation expense for fair value adjustment for
mandatorily redeemable noncontrolling interests	—	914	—	914
Total EBITDA adjustments	6,792	1,894	9,013	1,837
Adjusted EBITDA	$15,456	$1,117	$20,359	$(274)
Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and
new employment agreements	—	1,813	—	3,282
Proforma Adjusted EBITDA	$15,456	$2,930	$20,359	$3,008

B. RILEY FINANCIAL, INC. (f/k/a GREAT AMERICAN GROUP, INC.) AND SUBSIDIARIES
Proforma Financial Information
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended June 30,	Six Months Ended June 30,
	2014	2014
	Proforma	Proforma
Proforma Revenues By Segment:
Auction and Liquidation reportable segment	$6,085	$20,498
Valuation and Appraisal reportable segment	8,495	15,735
Capital markets reportable segment	7,489	14,881
Total Proforma Revenue	$22,069	$51,114

Proforma net income (loss)	$268	$(235)

Basic income (loss) per share	$0.03	$(0.03)
Diluted income (loss) per share	$0.03	$(0.03)
Weighted average basic shares outstanding	8,561,982	7,100,203
Weighted average diluted shares outstanding	8,622,224	7,100,203